FT Interactive Data Corporation
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Financial Times Information
100 William Street, 10th Floor, New York, NY 10038 USA  Tel: (212)269-6300
                                                        Fax: (212)771-6987


October 31, 2001



Glickenhaus & Co.
6 East 43rd Street
New York, New York  10017

Lebenthal & Co.
120 Broadway
New York, New York  10271


RE:      EMPIRE STATE MUNICIPAL EXEMPT TRUST
         Guaranteed Series 132:  Post - Effective Amendment No. 5
         Guaranteed Series 138:  Post - Effective Amendment No. 4
         Guaranteed Series 143:  Post - Effective Amendment No. 3

Gentlemen:

We have examined the post-effective Amendment to the Registration Statement, File No. 333-10983, 333-30481 and 333-64839, for the referenced Trust and acknowledge that FT Interactive Data is currently acting as the evaluator for the Empire State Municipal Exempt Trust Guaranteed Series 132, 138 & 143. Subsequently, we hereby consent to the reference of FT Interactive Data as Trusts evaluator in the post-effective Amendment.

In addition, we confirm that the ratings of the bonds comprising the portfolios of the Trust, as indicated in the Amendment to the Registration Statement, are the ratings currently indicated in our Muniview data base.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ Art Brasch
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Art Brasch
Vice President